QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with this Annual Report of CREDO Petroleum Corporation (the "Company") on Form 10-KSB as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, James T. Huffman and James P. Garrett, Jr., Chief Executive Officer and interim Chief Financial Officer and Controller and Chief Accounting Officer, respectively, of the Company certify, pursuant to 18 U.S.C., § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 20, 2005
/s/ James T. Huffman James T. Huffman Chief Executive Officer and interim Chief Financial Officer
/s/ James P. Garrett, Jr. James P. Garrett, Jr. Controller and Chief Accounting Officer

QuickLinks

  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002